Exhibit 99.1
Fortrea Reports Third Quarter 2023 Results

For the three months ended September 30, 2023:
•Revenues of $776.4 million
•GAAP net loss of $13.1 million
•Adjusted EBITDA of $70.5 million
•GAAP and adjusted diluted earnings (loss) per share of $(0.15) and $0.24, respectively
•Quarterly book-to-bill ratio of 1.24x

DURHAM, N.C., November 13, 2023— Fortrea (Nasdaq: FTRE) (the “Company”), a leading global contract research organization (CRO), today reported financial results for the third quarter ended September 30, 2023.
“Fortrea delivered for its customers and executed against its priorities with discipline in its first quarter as an independent company,” said Tom Pike, chairman and CEO of Fortrea. “Customers are responding positively to the Fortrea team and the improvements we have made, as our normalizing book-to-bill ratio demonstrates. Our transformation continues and we must make selective investments, exit transition services agreements with our former parent and make the necessary changes to meet industry expectations of cost structure. We are building our pipeline of opportunities and shaping our organization to meet what’s next and needed in clinical development, advancing our mission of bringing life-changing treatments to patients faster.”
Third Quarter 2023 Financial Results
Revenue for the third quarter was $776.4 million compared to $762.3 million in the third quarter of 2022. Revenue for Clinical Services was $711.7 million and was $64.7 million for Enabling Services.
Third quarter GAAP net loss was $13.1 million and diluted loss per share was $0.15 compared to third quarter of 2022 GAAP net income of $60.6 million and earnings per share of $0.68. Third quarter adjusted EBITDA was $70.5 million, compared to third quarter of 2022 adjusted EBITDA of $105.2 million.
Backlog as of September 30, 2023 was $7,129 million and book-to-bill ratio for the quarter was 1.24x.
The Company’s cash and cash equivalents were $107.5 million and gross debt was $1,632.4 million at September 30, 2023. For the nine months ended September 30, 2023, operating cash flow was $155.0 million and free cash flow was $124.1 million.
2023 Financial Guidance
For the full year 2023, the Company forecasts revenues in the range of $3,075 million to $3,130 million. The Company reaffirms its adjusted EBITDA guidance in the range of $255 million to $285 million. This guidance does not reflect the potential impact of currency fluctuations.

Earnings Call and Replay
Fortrea will host its quarterly conference call on Monday, November 13, 2023, at 9:00 am ET to review its third quarter performance. The conference can be accessed through the Fortrea Investor Relations website or the following earnings webcast link. To avoid potential delays, please join at least 10 minutes prior to the start of the call. A replay of the live conference call will be available shortly after the conclusion of the event and accessible on the events and presentations section of the Fortrea website. A supplemental slide presentation will also be available on the Fortrea Investor Relations website prior to the start of the call.
About Fortrea
Fortrea (Nasdaq: FTRE) is a leading global provider of clinical development and patient access solutions to the life sciences industry. We partner with emerging and large biopharmaceutical, medical device and diagnostic companies to drive healthcare innovation that accelerates life changing therapies to patients in need. Fortrea provides phase I-IV clinical trial management, clinical pharmacology, differentiated technology enabled trial solutions and post-approval services.
Fortrea’s solutions leverage three decades of experience spanning more than 20 therapeutic areas, a passion for scientific rigor, exceptional insights and a strong investigator site network. Our talented and diverse team of approximately 19,000 people working in more than 90 countries is scaled to deliver focused and agile solutions to customers globally.
Learn more about how Fortrea is becoming a transformative force from pipeline to patient at Fortrea.com and follow us on LinkedIn and X (formerly Twitter) @Fortrea.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, the Company’s 2023 financial guidance, the normalizing book-to-bill ratio, project delivery, including customers’ favorable responses to the Company, revenue growth and the transformation to meet industry expectations of costs. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “guidance,” “expect,” “assume,” “anticipate,” “intend,” “plan,” “forecast,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words that are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from the Company’s expectations due to a number of factors, including, but not limited to, the following: if the Company does not realize some or all of the benefits expected to result from the spin-off of the Company (the “Spin”) from Laboratory Corporation of America Holdings (“Labcorp”), or if such benefits are delayed; risks and consequences that are a result of the Spin; the impacts of becoming an independent public company; the Company’s reliance on Labcorp to provide financial reporting and other financial and accounting information for periods prior to the Spin through the end of the relevant transition agreements, as well as IT, accounting, finance, legal, human resources, and other services critical to the Company’s businesses; the Company’s dependence on third parties generally to provide services critical to the Company’s businesses throughout the transition period and beyond; the establishment of the Company’s accounting, enterprise resource planning, and other management systems post the transition period could cost more or take longer than anticipated; the impact of the rebranding of the Company; the Company’s ability to successfully implement the Company’s business strategies and execute the Company’s long-term value creation strategy; risks and expenses associated with the Company’s international operations and currency fluctuations; the Company’s customer or therapeutic area concentrations; any further deterioration in the macroeconomic environment, which could lead to defaults or cancellations by the Company’s customers; the risk that the Company’s backlog and net new business may not rebound after the Spin to the extent or over the time period the Company anticipates, that such measures may not be indicative of the Company’s future revenues and that the Company might not realize all of the anticipated future revenue reflected in the Company’s backlog; the Company’s ability to generate sufficient net new business awards, or if net new business awards are delayed, terminated, reduced in scope, or fail to go to contract; if the Company underprices the Company’s contracts, overrun the Company’s cost estimates, or fail to receive approval for, or experience delays in documentation of change orders; and other factors described from time to time in documents that the Company files with the SEC. For a further discussion of the risks relating to the Company’s business, see the “Risk Factors” Section of the Company’s Information Statement filed with the Company’s Registration Statement on Form 10, as amended (the “Form 10”), as filed with the Securities and Exchange Commission (the "SEC"), as such factors may be amended or updated from time to time in the Company’s subsequent periodic and other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in the Company’s filings with the SEC. Comparisons of results for current and any prior periods are not intended to express any future, or indications of future performance, unless expressed as such, and should only be viewed as historical data. All forward-looking statements are made only as of the date of this release and the Company does not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statements to reflect future events or developments.
Note on Non-GAAP Financial Measures
This release includes information based on financial measures that are not recognized under generally accepted accounting principles in the United States ("GAAP"), such as Adjusted EBITDA, Adjusted Net Income, Adjusted Basic and Diluted EPS, and Free Cash Flow. Non-GAAP financial measures are presented only as a supplement to the Company’s financial statements based on GAAP. Non-GAAP financial information is provided to enhance understanding of the Company’s financial performance, but none of these non-GAAP financial measures are recognized terms under GAAP, and non-GAAP measures should not be considered in isolation from, or as a substitute analysis for, the Company’s results of operations as determined in accordance with GAAP.
The Company uses non-GAAP measures in its operational and financial decision making and believes that it is useful to exclude certain items in order to focus on what it regards to be a more meaningful indicator of the underlying operating performance of the business. For example, in calculating Adjusted EBITDA, the Company excludes all the amortization of intangible assets associated with acquired customer relationships and backlog, databases, non-compete agreements and trademarks, trade names and other from non-GAAP expense and income measures as such amounts can be significantly impacted by the timing and size of acquisitions. Although the Company excludes amortization of acquired intangible assets from the Company’s non-GAAP expenses, the Company believes that it is important for investors to understand that revenue generated from such intangibles is included within revenue in determining net income attributable to the Company. As a result, internal management reports feature non-GAAP measures which are also used to prepare strategic plans and annual budgets and review management compensation. The Company also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures.
The non-GAAP financial measures are not presented in accordance with GAAP. Please refer to the schedules attached to this release for relevant definitions and reconciliations of non-GAAP financial measures contained herein to the most directly comparable GAAP measures. The Company’s full-year

2023 guidance measures (other than revenue) are provided on a non-GAAP basis without a reconciliation to the most directly comparable GAAP measure because the Company is unable to predict with a reasonable degree of certainty certain items contained in the GAAP measures without unreasonable efforts. Such items include, but are not limited to, acquisition-related expenses, restructuring and related expenses, stock-based compensation and other items not reflective of the Company's ongoing operations.
Non-GAAP measures are frequently used by securities analysts, investors and other interested parties in their evaluation of companies comparable to the Company, many of which present non-GAAP measures when reporting their results. Non-GAAP measures have limitations as an analytical tool. They are not presentations made in accordance with GAAP, are not measures of financial condition or liquidity and should not be considered as an alternative to profit or loss for the period determined in accordance with GAAP or operating cash flows determined in accordance with GAAP. Non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies. As a result, you should not consider such performance measures in isolation from, or as a substitute analysis for, the Company’s results of operations as determined in accordance with GAAP.
Fortrea Contacts
Hima Inguva (Investors) – 877-495-0816, hima.inguva@fortrea.com
Sue Zaranek (Media) – 919-943-5422, media@fortrea.com
Kate Dillon (Media) – 646-818-9115, kdillon@prosek.com

FORTREA HOLDINGS, INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(In millions, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues	$776.4	$762.3	$2,333.6	$2,334.4
Costs and expenses:
Direct costs, exclusive of depreciation and amortization (including costs incurred from related parties of $—, $21.6, $48.8, and $65.7 during the three and nine months ended September 30, 2023 and 2022, respectively)	647.3	594.8	1,932.9	1,847.6
Selling, general and administrative expenses, exclusive of depreciation and amortization	78.9	70.7	237.7	216.5
Depreciation and amortization	24.6	22.7	72.5	69.7
Restructuring and other charges	11.6	5.2	16.7	27.8
Total costs and expenses	762.4	693.4	2,259.8	2,161.6
Operating income	14.0	68.9	73.8	172.8
Other income (expense):
Interest expense	(34.6)	—	(35.3)	—
Foreign exchange gain (loss)	(0.9)	4.8	(1.0)	21.1
Other, net	3.6	0.5	4.6	1.4
Net income (loss) before income taxes	(17.9)	74.2	42.1	195.3
Provision for (benefit from) income taxes	(4.8)	13.6	9.5	35.8
Net income (loss)	$(13.1)	$60.6	$32.6	$159.5

Earnings (loss) per common share
Basic	$(0.15)	$0.68	$0.37	$1.80
Diluted	$(0.15)	$0.68	$0.37	$1.80

FORTREA HOLDINGS, INC.
CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS
(In millions)
(unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$107.5	$112.0
Accounts receivable and unbilled services, net	1,047.1	1,022.2
Prepaid expenses and other	103.2	112.7
Total current assets	1,257.8	1,246.9
Property, plant and equipment, net	219.2	164.9
Goodwill, net	1,994.7	1,997.3
Intangible assets, net	773.7	823.3
Deferred income taxes	1.6	1.2
Other assets, net	69.7	54.3
Total assets	$4,316.7	$4,287.9
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$128.3	$81.5
Accrued expenses and other current liabilities	335.8	322.7
Unearned revenue	264.8	271.5
Current portion of long-term debt	26.1	—
Short-term operating lease liabilities	19.6	23.3
Total current liabilities	774.6	699.0
Long-term debt, less current portion	1,572.4	—
Operating lease liabilities	68.0	40.1
Deferred income taxes and other tax liabilities	171.7	184.5
Other liabilities	35.7	21.7
Total liabilities	2,622.4	945.3
Commitments and contingent liabilities
Equity
Former parent investment	—	3,618.6
Common stock, 88.8 and 0.0 shares outstanding at September 30, 2023, and December 31, 2022, respectively	0.1	—
Additional paid-in capital	1,987.6	—
Accumulated deficit	(13.1)	—
Accumulated other comprehensive loss	(280.3)	(276.0)
Total equity	1,694.3	3,342.6
Total liabilities and equity	$4,316.7	$4,287.9

FORTREA HOLDINGS, INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(In millions)
(unaudited)

	Nine Months Ended September 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$32.6	$159.5
Adjustments to reconcile net earnings to net cash provided by (used for) operating activities:
Depreciation and amortization	72.5	69.7
Stock compensation	27.2	19.6
Operating lease right-of-use asset expense	20.9	19.0
Deferred income taxes	(12.7)	(6.8)
Other, net	3.5	3.4
Changes in assets and liabilities:
Increase in accounts receivable and unbilled services, net	(26.6)	(72.7)
Increase in prepaid expenses and other	(3.1)	(15.0)
Increase in accounts payable	47.3	23.5
Decrease in unearned revenue	(6.5)	(38.3)
Decrease in accrued expenses and other	(0.1)	(102.7)
Net cash provided by (used for) operating activities	155.0	59.2
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(30.9)	(36.0)
Proceeds from sale of assets	8.1	0.4
Net cash used for investing activities	(22.8)	(35.6)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from revolving credit facilities	24.0	—
Payments on revolving credit facilities	(24.0)	—
Proceeds from term loans	1,061.4	—
Proceeds from issuance of senior notes	570.0	—
Debt issuance costs	(26.4)	—
Principal payments of long-term debt	(7.7)	—
Special payment to Former Parent	(1,595.0)	—
Net transfers to Former Parent	(136.7)	(0.4)
Net cash used for financing activities	(134.4)	(0.4)
Effect of exchange rate changes on cash and cash equivalents	(2.3)	(10.3)
Net change in cash and cash equivalents	(4.5)	12.9
Cash and cash equivalents at beginning of period	112.0	94.6
Cash and cash equivalents at end of period	$107.5	$107.5

RECONCILIATION OF NON-GAAP MEASURES
FORTREA HOLDINGS, INC.
NET INCOME TO ADJUSTED EBITDA RECONCILIATION
(in millions)
(Unaudited)

	Trailing Twelve Months Ended September 30,	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2023	2022	2023	2022
Adjusted EBITDA:
Net income (loss)	$66.0	$(13.1)	$60.6	$32.6	$159.5
Provision for (benefit from) income taxes	17.8	(4.8)	13.6	9.5	35.8
Interest expense, net	35.3	34.6	—	35.3	—
Foreign exchange (gain) loss	23.0	0.9	(4.8)	1.0	(21.1)
Depreciation and amortization (a)	95.5	24.6	22.7	72.5	69.7
Goodwill and other asset impairments (b)	9.8	—	—	—	—
Restructuring and other charges (c)	22.0	14.2	5.2	19.3	27.8
Stock based compensation	33.0	11.1	6.4	27.2	19.6
One-time spin off related costs (d)	6.5	6.5	—	6.5	—
Acquisition and disposition-related costs (e)	2.3	—	—	—	1.6
Other	(1.3)	(3.5)	1.5	(3.8)	2.4
Adjusted EBITDA	$309.9	$70.5	$105.2	$200.1	$295.3
(a) Amortization represents amortization of intangible assets acquired as part of business acquisitions.
(b) During 2022, impairment of identifiable intangible assets of $9.8 was recorded for Enabling Services for impairment of technology assets.
(c) Restructuring and other charges represent amounts incurred in connection with the elimination of redundant positions to reduce overcapacity, align resources, and restructure certain operations.
(d) Represents one-time or incremental costs required to implement capabilities to exit transition services agreements.
(e) Acquisition and disposition-related costs include due-diligence legal and advisory fees, retention bonuses and other integration or disposition-related activities.

FORTREA HOLDINGS, INC.
NET INCOME TO ADJUSTED NET INCOME RECONCILIATION
(in millions)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Adjusted net income (loss):
Net income (loss)	$(13.1)	$60.6	$32.6	$159.5
Foreign exchange (gain) loss	0.9	(4.8)	1.0	(21.1)
Amortization (a)	16.0	16.2	47.9	49.7
Restructuring and other charges (b)	14.2	5.2	19.3	27.8
Stock based compensation	11.1	6.4	27.2	19.6
Acquisition and disposition-related costs (c)	—	—	—	1.6
One-time spin off related costs(d)	6.5	—	6.5	—
Other	(3.5)	1.5	(3.8)	2.4
Income tax impact of adjustments(e)	(10.8)	(4.8)	(22.8)	(18.9)
Adjusted net income (loss)	$21.3	$80.3	$107.9	$220.6

Basic shares	88.8	88.8	88.8	88.8
Diluted shares	$89.2	$88.8	$89.0	$88.8
Adjusted basic EPS	$0.24	$0.90	$1.22	$2.48
Adjusted diluted EPS	$0.24	$0.90	$1.21	$2.48
(a) Represents amortization of intangible assets acquired as part of business acquisitions.
(b) Restructuring and other charges represent amounts incurred in connection with the elimination of redundant positions to reduce overcapacity, align resources, and restructure certain operations.
(c) Acquisition and disposition-related costs include due-diligence legal and advisory fees, retention bonuses and other integration or disposition-related activities.
(d) Represents one-time or incremental costs required to implement capabilities to exit transition services agreements.
(e) Income tax impact of adjustments calculated based on the tax rate applicable to each item.

FORTREA HOLDINGS, INC.
NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW RECONCILIATION
(in millions)
(unaudited)

Nine Months Ended September 30, 2023
Net cash provided by operating activities	$155.0
Capital expenditures	(30.9)
Free cash flow	$124.1